UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 8, 2017

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 270-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The total number of shares of the Company’s common stock represented in person or by proxy at the Annual Meeting held on November 8, 2017 was 30,002,081 or 91.95% of the issued and outstanding shares as of the record date for the 2017 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders (i) elected the six persons set forth below under “Proposal One: Election of Directors” to the Company’s Board of Directors; (ii) approved the Iteris, Inc. Employee Share Purchase Plan; and (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018.  The detailed voting results on matters submitted to a vote of the stockholders at the Annual Meeting were as follows:

Proposal One:  Election of Directors

Nominee	For	Withheld	Broker Non-Votes
J. Joseph (“Joe”) Bergera	18,762,257	257,272	10,982,552
Kevin C. Daly, Ph.D.	18,215,982	803,547	10,982,552
Scott E. Deeter	18,763,510	256,019	10,982,552
Gerard M. Mooney	18,283,297	736,232	10,982,552
Thomas L. Thomas	16,833,994	2,185,535	10,982,552
Mikel H. Williams	16,893,787	2,125,742	10,982,552

Proposal Two:  Approval of Iteris, Inc. Employee Share Purchase Plan

For	Against	Abstain	Broker Non-Votes
18,836,009	162,120	21,400	10,982,552

Proposal Three:  Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018

For	Against	Abstain	Broker Non-Votes
29,909,013	22,849	70,219	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2017

ITERIS, INC.,
a Delaware corporation

By:	/s/ Andrew C. Schmidt
Andrew C. Schmidt
Chief Financial Officer